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                                                                  EXHIBIT 4(f)


                             NUCLEAR METALS, INC.
                         DIRECTORS' STOCK OPTION PLAN


     The Nuclear Metals, Inc. Directors' Stock Option Plan as adopted November 20, 1995:

1.  PURPOSE AND ELIGIBILITY

     The purpose of this Plan is to enhance the ability of NUCLEAR METALS, INC. (the "Corporation") to attract and retain skilled and competent members of its Board of Directors. The class of persons eligible to receive options under the Plan shall consist of all outside (non-management) directors of the Corporation and its subsidiaries.

2.  MAXIMUM NUMBER OF SHARES TO BE OPTIONED

     The maximum number of shares of common stock which may be optioned and sold under this Plan is 35,000 shares of common stock of the Corporation (the "Common Stock"), except as such number of shares shall be adjusted in accordance with provisions of Section 5 hereof. Such shares shall be shares of the authorized but unissued common stock or shares of Common Stock purchased as treasury stock as may from time to time be determined by the Board of Directors of the Corporation. Any shares which are reserved for issuance upon the exercise of an option and which for any reason are not so issued may after the expiration of the option, again be optioned under this Plan.

3.  ADMINISTRATION OF THE PLAN

     This Plan shall be administered by a Stock Option Committee (the "Committee") selected from time to time by the Board of Directors and initially consisting of the entire Board of Directors of the Corporation. Subject to the express provisions of this Plan, the Committee shall supervise and administer this Plan and grant all options hereunder. The Committee shall have full authority, consistently with this Plan from time to time to determine the directors of the Corporation to receive options under this Plan, the number of shares to be subject to each option, and the time or times when each option may be exercised in whole or in part; to determine the provisions of options to be granted (which need not be identical); to construe and interpret this Plan and such options; and to make all other determinations which it may deem necessary and advisable for administering this Plan. All such actions and determinations of the Committee shall be final, conclusive and binding upon all parties interested.

     No member of the Committee shall be liable for any action or determination made by him in good faith.




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4.  TERMS AND CONDITIONS OF OPTIONS

     Options granted under this Plan shall be evidenced by written agreements subject to the following terms and conditions and not inconsistent therewith as the Committee shall from time to time determine.

     (a) OPTION PRICE

     The Committee shall determine the purchase price under each option, provided that (i) the purchase price under each option shall not be less than one hundred (100%) percent and not more than one hundred and twenty-five (125%) percent of the fair market value of the common stock on the date the option is granted, (ii) the fair market value shall be determined by the Committee (provisions are made in Section 5 for adjustment of the price in certain events).

     (b) PERIOD OF OPTIONS

     The period during which an option may be exercised shall be determined by the Committee, but shall be for a period of not more than ten years from the date such option is granted. Such period may be reduced only as specifically provided in this Plan.

     (c) EXERCISE OF OPTIONS

     Each option may provide that it may not be exercised for a specific period after the date of the granting of the option as the Stock Option Committee in each case may determine. Shares which may be purchased in any one year and are not purchased in full may be purchased in any subsequent year during the period of the option.

     (d) PAYMENT FOR AND DELIVERY OF STOCK

     Payment for shares purchased upon exercise of an option shall be made in full in cash, or in common stock of the Corporation, valued at fair market value on the date of exercise. Certificates for fully paid shares shall be issued in the name of the optionee as the Corporation from time to time receives payment in full for the purpose price thereof.

     The Corporation shall not be obligated to deliver any shares of stock until there has been compliance with any federal or State laws or regulations which the Corporation may deem applicable.

     No holder of any option or his legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be a holder of any shares subject to an option unless and until certificates for such shares are issued to him or them under the provisions of this Plan.




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     (e) NON-TRANSFERABILITY OF OPTIONS

     No option under the Plan shall be transferable, and except as otherwise provided herein, options shall be exercisable only by the optionee. No option shall be subject to execution, attachment or similar process.

     (f) PURCHASE FOR INVESTMENT

     At the time each option is exercised, the optionee shall represent in writing to the Corporation that he is of full age and that stock purchased by him under the option is to be and is being purchased for investment and not with a view to the distribution thereof.

     (h) EFFECT OF DEATH

     If an optionee dies at a time when he is entitled to exercise an option, then at any time or times within twelve months after his death, but in no event after ten years from the date such option is granted, such option may be exercised, as to all or any of the shares which the optionee was entitled to purchase and had not purchased at the time of his death, by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, and except as so exercised such option shall expire at the end of such twelve months or at the end of such ten years, whichever is earlier, provided however, any such exercise of such an option shall be expressly subject to any restrictions on transfer of stock of the Corporation found in the Articles of Organization and the executor, administrator or person or persons so exercising said option shall be required to comply with any restrictions on transfer of stock of the Corporation in the same manner as if the optionee had died owning stock of the Corporation.

5.  ADJUSTMENT IN NUMBER OF SHARES AND PURCHASE PRICE

     The aggregate number of shares of common stock on which options may be granted hereunder, the number of shares of common stock covered by each such option, shall all be appropriately and equitably adjusted by the Board of Directors in it discretion to prevent dilution or any enlargement of rights under such option, by reason of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares or capital readjustment, or the payment of a stock dividend or other increase or decrease in such shares effected without receipt of compensation by the Corporation. Any fractional shares resulting from any such adjustment shall be eliminated from the option.

     Subject to any required action by the stockholders, if the Corporation shall be the surviving corporation in any merger or consolidation, any option granted hereunder shall cover the securities to which a holder of the number of shares of common stock covered by the option would have been entitled; but a sale of substantially all the assets of the Corporation, or a dissolution or liquidation of the Corporation, or a merger or consolidation in which the Corporation is not the surviving corporation, shall cause (i) all outstanding options hereunder to become exercisable in full effective as of the date of such sale,




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dissolution, liquidation, merger or consolidation, and (ii) all outstanding options hereunder immediately thereafter to terminate.

6.  AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend, suspend or terminate this Plan. No action by the Board of Directors may, except as provided in Section 5, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

7.  DURATION OF THE PLAN

     This Plan became effective on November 20, 1995 and shall terminate on November 20, 2000 unless sooner terminated by the Board of Directors.
Options may be granted under this Plan at any time and from time to time prior to its termination. Any option outstanding under this Plan at the time of the termination or a suspension of this Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms and conditions.

DATED:    November 20, 1995